Exhibit 99.2A

 CERTIFICATE OF AMENDMENT OF

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF LOCATEPLUS HOLDINGS CORPORATION

  LocatePLUS Holdings Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, DOES HEREBY CERTIFY:

First: That, at a meeting of the Board of Directors of the Company, the

Board  of  Directors  of  the  Company  (i)  adopted  resolutions proposing  an  amendment  to  the  Third  Amended  and  Restated
Certificate  of  Incorporation  of  the  Company to (a) increase the number of shares  authorized  for  issuance  by  the  Company by adding an additional 1,000,000 authorized shares of Preferred Stock;
(ii) declaring said amendments to be advisable; and (iii) calling  for the  submission  of  such amendments  to the shareholders of the
Company  for  consideration thereof.

Second: That, in accordance with Section 211 of the General Corporation Law of the State of Delaware, the amendment is required to be approved by holders of a majority of the outstanding capital stock of the Company required to amend said Certificate. Pursuant to said vote, Article Fourth of the Company's Second Amended and Restated Certificate of Incorporation
is hereby further amended by deleting the existing Article Fourth, and replacing it in its entirety with the following:

FOURTH: The total number of shares of all classes of

stock which the Company  shall  have authority to
issue is Fifty One Million (51,000,000) shares
consisting entirely of Fifty Million (50,000,000) shares
of Common Stock, $0.01 par value per share
(the  "Common  Stock") and one million (1,000,000)
shares of Preferred Stock, $1.00 par value per share,
with such terms and provisions as shall be set forth in
a Certificate or Certificates of Designation adopted
from time to time by the Board.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That this Certificate of Amendment of the Second Amended and
Restated Certificate of Incorporation of the Company shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, said LocatePLUS Holdings Corporation has caused this Certificate of Amendment to be signed by Geoffrey Lee, its Interim Chief Executive Officer,  this 30th day of December, 2009

LOCATEPLUS HOLDINGS CORPORATION
By:
/s/ Geoffrey Lee
Interim Chief Executive Officer